UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2012

The Boston Beer Company, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts (State or other jurisdiction of incorporation)	001-14092 (Commission File Number)	04-3284048 (IRS Employer Identification No.)

One Design Center Place, Boston, MA (Address of principal executive offices)		02210 (Zip Code)

Registrant's telephone number, including area code (617) 368-5000

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.

Submission of Matters to a Vote of Security Holders.

The Company held its 2012 Annual Meeting of Stockholders on May 23, 2012 at which a quorum was present and acting throughout. The proposals submitted by the Board of Directors to a vote of stockholders, and the results of the voting on each proposal, are indicated below.

Items 1 and 2. The following Directors were elected for a term of one (1) year and until their successors are duly elected and qualified:

Class A Director Name	Shares Voted For	Shares Withheld

David A. Burwick	3,807,422	2,315,684
Pearson C. Cummin III	1,741,196	4,381,910
Jean-Michel Valette	3,143,193	2,979,913

Class B Director Name	Shares Voted For	Shares Withheld

Cynthia A. Fisher	4,107,355	0
C. James Koch	4,107,355	0
Jay Margolis	4,107,355	0
Martin F. Roper	4,107,355	0
Gregg A. Tanner	4,107,355	0

There were no broker non-votes in connection with the election of Directors.

Item 3. The stockholders approved, on an advisory basis, the 2011 compensation of the named executive officers as disclosed in the Company’s proxy statement for the 2012 Annual Meeting of Stockholders. The results of the advisory vote are set forth below:

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes
5,854,795	67,456	200,855	0

No other matters came before the meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Boston Beer Company, Inc. (Registrant)

Date: May 25, 2012	/s/ Martin F. Roper
Martin F. Roper Chief Executive Officer (Signature)*

*Print name and title of the signing officer under his signature.

2